Exhibit 4.1

INDENTURE

Dated as of June 12, 2009

Among

Western Refining, Inc.,

THE GUARANTORS NAMED ON SCHEDULE I HERETO,

The Bank of New York Mellon Trust Company, N.A.,
as Trustee, Paying Agent, Registrar and Transfer Agent

11.250% SENIOR SECURED NOTES DUE 2017
SENIOR SECURED FLOATING RATE NOTES DUE 2014

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

ARTICLE 2

THE NOTES

ARTICLE 3

REDEMPTION

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Page

ARTICLE 4

COVENANTS

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Assets	76
Section 5.02	Successor Substituted	77

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.08	Collection Suit by Trustee	81
Section 6.09	Restoration of Rights and Remedies	81
Section 6.10	Rights and Remedies Cumulative	81
Section 6.11	Delay or Omission Not Waiver	81
Section 6.12	Trustee May File Proofs of Claim	81

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Page

Section 6.13	Priorities	82
Section 6.14	Undertaking for Costs	82

ARTICLE 7

TRUSTEE

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

ARTICLE 10

RANKING OF NOTE LIENS

Section 10.01	Relative Rights	94

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Page

ARTICLE 11

COLLATERAL

ARTICLE 12

NOTE GUARANTEES

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01	Satisfaction and Discharge	101
Section 13.02	Application of Trust Money	101

ARTICLE 14

MISCELLANEOUS

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SCHEDULES

Schedule I	Guarantors

EXHIBITS

Exhibit A-1	Form of 11.250% Senior Secured Note
Exhibit A-2	Form of Senior Secured Floating Rate Note
Exhibit B-1	Form of Certificate of Transfer for 11.250% Senior Secured Note
Exhibit B-2	Form of Certificate of Transfer for Senior Secured Floating Note
Exhibit C-1	Form of Certificate of Exchange for 11.250% Senior Secured Note
Exhibit C-2	Form of Certificate of Exchange for Senior Secured Floating Rate Note
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of June 12, 2009, among Western Refining, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, The Bank of New York Mellon Trust Company, N.A., as Trustee, Paying Agent, Registrar and Transfer Agent.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of an issue of $325,000,000 aggregate principal amount of 11.250% Senior Secured Notes due 2017 (the “Initial Fixed Rate Notes”); and

WHEREAS, the Issuer has duly authorized the creation of an issue of $275,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2014 (the “Initial Floating Rate Notes” and, together with the Initial Fixed Rate Notes (each of which constitute a separate series hereunder), the “Initial Notes”)

WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Paying Agent, Registrar and Transfer Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01           Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibits A-1 and A-2 attached hereto, as the case may be, bearing the Global Note Legend, the OID Legend (if required) and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Fixed Rate Notes” means, collectively, 11.250% Senior Secured Notes due 2017 issued from time to time under this Indenture subsequent to the Issue Date in accordance with Sections 2.01 and 4.09 hereof.

“Additional Floating Rate Notes” means, collectively, Senior Secured Floating Rate Notes due 2014 issued from time to time under this Indenture subsequent to the Issue Date in accordance with Sections 2.01 and 4.09 hereof.

“Additional Notes” means, collectively, the Additional Fixed Rate Notes and the Additional Floating Rate Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“After-Acquired Property” means any property of the Issuer or any Guarantor acquired after the Issue Date of a type that secures the Obligations under this Indenture, the Notes, the Security Documents and Other Pari Passu Secured Obligations.

“After-Acquired Property Plant and Equipment” means the Property Plant and Equipment acquired after the Issue Date.

“Agent” means any Registrar, Paying Agent or Transfer Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of this Indenture in Section 4.14 and/or the provisions in Section 5.01; and

(2) the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $10.0 million;

(2) a transfer of assets or Equity Interests between or among the Issuer and/or its Restricted Subsidiaries; provided however to the extent such transfer involves Collateral or any part thereof and the transferee is not the Issuer or a Guarantor, the transferee shall execute a joinder agreement to the Collateral Trust and Intercreditor Agreement or enter into a substantially similar intercreditor agreement immediately upon consummation of such transaction in accordance with the requirements of the Security Documents to pledge such transferred Collateral;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)  the sale or other disposition of cash and Cash Equivalents;

(6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7) a Restricted Payment that is permitted by the covenant set forth in Section 4.07 and any Permitted Investment;

(8) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete or is no longer used or useful in the business and any sale or disposition of other property in connection with scheduled turnarounds, maintenance and equipment and facility updates;

(9)  the creation of a Lien not prohibited by this Indenture;

(10)  any transfer of property in connection with a sale and leaseback transaction;

(11)  any issuance of Disqualified Stock or Preferred Stock pursuant to Section 4.09 hereof;

(12) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(13) sales of accounts receivable, or participations therein, and any related assets, in connection with any Permitted Receivables Financing.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Bloomfield Refinery” means the refinery owned by San Juan and operated by Western Southwest, located in or near Farmington, New Mexico.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership or, if the partnership has more than one general partner, the managing general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.

“Borrowing Base” means, as of any date, the sum of (1) 85% of the book value of inventories of the Issuer and its Restricted Subsidiaries as of the end of the most recent month preceding such date and (2) 90% of the book value of the accounts receivable (net of reserve for doubtful accounts) of the Issuer and its Restricted Subsidiaries as of the end of the most recent month preceding such date, in each case calculated on a consolidated basis in accordance with GAAP and on a pro forma basis for any subsequent acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations.

“Business Day” means any day other than a Legal Holiday.

“Calculation Agent” means a financial institution appointed by the Issuer to calculate the interest rate payable on the Floating Rate Notes in respect of each Interest Period. The Issuer initially appoints the Trustee as the Calculation Agent.

“Calculation Date” has the meaning as set forth in the definition of Fixed Charge Coverage Ratio.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)  in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)  United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3)  certificates of deposit, demand deposits and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender under a Credit Facility or any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than six months from the date of acquisition thereof;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than six months from the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8) in the case of any Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such person conducts business.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder;

(2) the adoption or approval by the Board of Directors of the Issuer or shareholders of the Issuer of a plan relating to the liquidation or dissolution of the Issuer;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Issuer, other than a Permitted Holder (other than a holding company created to hold the Issuer; provided that holders of the Voting Stock of the Issuer prior to such creation continue to hold at least a majority of the Voting Stock of such holding company);

(4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors; or

(5) the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) or (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Ciniza Refinery” means the refinery owned and operated by Western Southwest, located in or near Gallup, New Mexico.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Collateral” means all assets and properties of the Issuer and the Guarantors subject to Liens created by the Security Documents, but excluding any Excluded Property.

“Collateral Trust and Intercreditor Agreement” means the Collateral Trust and Intercreditor Agreement dated June 12, 2009, among the Issuer, Guarantors, The Bank of New York Mellon Trust Company, N.A., as the Collateral Trustee, as Authorized Representative for the Term Loan Credit Agreement Secured Parties and as Initial Additional Authorized Representative, and Bank of America, N.A. as Term Loan Administrative Agent, as Authorized Representative for the Term Loan Credit Agreement Secured Parties.

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A. in its capacity as “Collateral Agent” under the Security Documents, and any successor thereto in such capacity.

“Commission” means the United States Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; and any maintenance turnaround expense and any “lower of cost or market” writedowns of inventory; plus

(4) without duplication, any expenses or charges related to any issuance of Equity Interests, acquisition or disposition of division or line of business, recapitalization or the Incurrence or repayment of Indebtedness permitted to be Incurred by this Indenture (whether or not successful); minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) for purposes of “Restricted Payments” only, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4)  the cumulative effect of a change in accounting principles will be excluded; and

(5) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)  was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 14.01 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Term Loan Credit Agreement and the Revolving Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables and including Permitted Receivables Financing), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means the Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) or (e) hereof, substantially in the form of Exhibits A-1 and A-2 hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means any non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by Officers of the Issuer or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer other than a Foreign Subsidiary.

“Dupont” has the meaning set forth in the definition of Permitted Liens.

“El Paso Refinery” means the refineries owned and operated by Western L.P. located in El Paso County, Texas.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Issuer (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer) to any Person other than any Subsidiary thereof.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Property” means property or assets of the Issuer and the Guarantors that is not required to be pledged as Collateral as set forth in Section 4.17(b).

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness under the Term Loan Credit Agreement, the Revolving Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Issuer, whose determination, unless otherwise specified below, will be conclusive if evidenced by a Board Resolution. Notwithstanding the foregoing, the Board of Directors’ determination of Fair Market Value must be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee if the Fair Market Value exceeds $50.0 million.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in good faith by the chief financial officer (including adjustments permitted under Regulation S-X and other cost savings that the Issuer expects in good faith to achieve within the next twelve months in connection therewith), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding amortization or the write-off of any deferred financing costs and the amortization of any discount resulting from any issuance of convertible debt securities; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer,

in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Rate Notes” means, collectively, the Initial Fixed Rate Notes and any Additional Fixed Rate Notes (and constitute a single series hereunder).

“Fixed Rate Notes Applicable Premium” means, with respect to a Fixed Rate Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Fixed Rate Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Fixed Rate Note at June 15, 2013 (such redemption price being set forth in the table appearing under Section 3.07) plus (2) all remaining required interest payments due on such Fixed Rate Note through June 15, 2013 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Fixed Rate Notes Treasury Rate plus 50 basis points, over (B) the principal amount of such Fixed Rate Note.

“Fixed Rate Notes Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to June 15, 2013; provided, however, that if the then remaining term of the Fixed Rate Notes to June 15, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Fixed Rate Notes Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Fixed Rate Notes to June 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Floating Rate Notes” means, collectively, the Initial Floating Rate Notes and any Additional Floating Rate Notes (and constitute a single series hereunder).

“Floating Rate Notes Applicable Premium” means, with respect to a Floating Rate Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Floating Rate Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Floating Rate Note at December 15, 2011 (such redemption price being set forth in the table appearing under Section 3.07) plus (2) all remaining required interest payments (calculated assuming the then current applicable interest rate) due on such Floating Rate Note through December 15, 2011 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Floating Rate Notes Treasury Rate plus 50 basis points, over (B) the principal amount of such Floating Rate Note.

“Floating Rate Notes Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Floating Rate Notes to December 15, 2011; provided, however, that if the then remaining term of the Floating Rate Notes to December 15, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Floating Rate Notes Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Floating Rate Notes to December 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Foreign Subsidiary” means any Restricted Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Issuer Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibits A-1 and A-2 hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d), or 2.06(j) hereof.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) the Initial Guarantors; and

(2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices (including agreements protecting against fluctuations in oil, natural gas, or refined product prices); and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Issuer or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)  in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)  in respect of banker’s acceptances;

(4)  in respect of Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6)  representing Hedging Obligations;

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8) in the case of a Subsidiary of such Person that is not a Guarantor, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)  the principal amount thereof, together with any interest thereon that is more than 30  days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, Indebtedness will not include any obligations under (i) the Crude Oil Purchase Agreement with Statoil or (ii) the Ground Lease between DuPont and a Subsidiary of the Issuer and the Sulfuric Acid Regeneration and Sulfur Gas Processing Agreement between E.I. DuPont de Nemours and Issuer and Western Refining Issuer, L.P. executed in connection therewith.

“Indenture” means this Indenture, as amended, restated, modified, replaced or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Fixed Rate Notes” has the meaning set forth in the recitals hereto.

“Initial Floating Rate Notes” has the meaning set forth in the recitals hereto.

“Initial Guarantors” means all of the Domestic Subsidiaries of the Issuer as of the Issue Date.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means Banc of America Securities LLC, Goldman, Sachs & Co. and the other initial purchasers party to the purchase agreement dated June 5, 2009 related to the Notes.

“Intercreditor Agreements” means the Collateral Trust and Intercreditor Agreement and the Revolver/Term Intercreditor Agreement.

“Interest Payment Date” means with respect to Fixed Rate Notes, June 15 and December 15, and with respect to Floating Rate Notes, June 15, September 15, December 15 and March 15 of each year to the applicable Stated Maturity.

“Interest Period” means, with respect to the Floating Rate Notes, the period commencing on and including the Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include September 15, 2009.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if either Moody’s or S&P or both shall not make a rating on the Notes publicly available, an equivalent rating from a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer that shall be substituted for Moody’s or S&P or both.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the date of original issuance of the Notes under this Indenture.

“Issuer” has the meaning set forth in the recitals hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“LIBOR” means, with respect to any Interest Period, the greater of (a) 3.25% or (b) the interest rate determined by the Calculation Agent as follows:

(1) the arithmetic mean of the offered rates for deposits in U.S. dollars for the three- month period that appear on “Reuters Page LIBOR 01” (or if such page by its terms provides for a single rate, such single rate) at approximately 11:00 a.m., London time, on the date that is two (2) Business Days before the interest determination date. “Reuters Page LIBOR 01” means the display page designated as “LIBOR 01” on the Reuters service for the purpose of displaying London interbank offered rates of major banks, or any successor page on the Reuters service selected by the Issuer with the consent of the Calculation Agent, or if the Issuer determines that no such successor service exists on Reuters, an equivalent page on any successor service selected by the Issuer with the consent of the Calculation Agent; or

(2) If a rate cannot be determined under clause (1) above, the Calculation Agent shall determine LIBOR on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent after consulting with the Issuer) at approximately 11:00 a.m., London time, on the date that is two (2) Business Days before the interest determination date to prime banks in the London interbank market for a period of three months in principal amounts of at least $1,000,000, which rates are representative for single transactions in such market at such time. In such case, the Calculation Agent shall request the principal London office of each such major bank to provide a quotation of that rate. If at least two such quotations are provided, LIBOR for the applicable interest reset date will be the arithmetic mean of the quotations. If fewer than two such quotations are provided as requested, LIBOR for the applicable interest reset date shall be the arithmetic mean of the rates quoted by three major banks in New York City, New York (selected by the Calculation Agent after consulting with the Issuer) at approximately 11:00 a.m. New York time, on the date that is two (2) Business Days before the interest determination date for the applicable interest reset date for loans in U.S. dollars to leading banks for a period of three months commencing on such interest reset date and in a principal amount equal to an amount not less than $1,000,000, which rates are representative for single transactions in such market at such time. If fewer than three quotations are provided as requested, LIBOR for the following Interest Period shall be the same as the rate determined for the then-current Interest Period.

LIBOR for the first Interest Period commencing on the Issue Date shall be 3.25%

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, but shall not include any operating lease or operating sale lease-back.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any extraordinary or non-recurring gain or loss, together with any related provision for taxes on such extraordinary or non-recurring gain or loss;

(3)  any restructuring charges; and

(4) any asset impairment charges, including any “lower-of-cash-or-market value” inventory writedown and any amortization of intangibles as a result of the application of purchase accounting, and any non-cash compensation expense.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Issuer, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Issuer or any Restricted Subsidiary thereof) and (6) appropriate amounts to be provided by the Issuer or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Notes” means, collectively, the Fixed Rate Notes and the Floating Rate Notes authenticated and delivered under this Indenture (each of which constitute a separate series hereunder but shall vote together for all purposes under this Indenture). For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture.

“Notes Obligations” means Obligations under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated June 5, 2009 relating to the sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by at least two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of this Indenture.

“OID Legend” means the legend set forth in Section 2.06(g)(iv) hereof to be placed on all Notes issued under this Indenture that have more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Issuer) that meets the requirements of this Indenture.

“Other Pari Passu Secured Obligations” means any Additional Notes and related Note Guarantees and any other Indebtedness; provided, that such Indebtedness (a) contains terms and covenants that are, in the good faith opinion of the Issuer, customary for such other Indebtedness of such type based on then-current market conditions and (b) is secured by the Terms and Notes Collateral.

“Pari Passu Indebtedness” means: (1) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (2) with respect to any Guarantor, its Note Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Note Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Issuer and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto.

“Permitted Holder” means each of Paul L. Foster, Jeff A. Stevens, Scott D. Weaver and Ralph A. Schmidt and their respective immediate family members (as defined by the National Association of Security Dealers Automatic Quotation system listing requirements) or the spouses and former spouses (including widows and widowers), heirs or lineal descendants of any of the foregoing; (2) Franklin Mountain Investments Limited Partnership; and (3) any Affiliate of the foregoing.

“Permitted Investments” means:

(1)  any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2)  any Investment in Cash Equivalents;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)  such Person becomes a Restricted Subsidiary of the Issuer; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with, or in connection with a disposition of assets exempt from Section 4.10;

(5)  Hedging Obligations that are otherwise permitted under this Indenture;

(6) stock, obligations or securities received in satisfaction of claims or judgments, in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person;

(7)  stock, obligations or securities received in satisfaction of judgments;

(8) Investments made in exchange for Equity Interests (other than Disqualified Stock) of the Issuer;

(9) advances or other loans to customers or suppliers in the ordinary course of business and endorsements for collection or deposit arising in the ordinary course of business;

(10) commission, payroll, travel and similar advances to officers and employees of the Issuer or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(11) other Investments in any Person in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made in reliance on this clause that are at the time outstanding, not to exceed $100.0 million (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization, not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary;

(12) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause that are at the time outstanding, not to exceed $50.0 million at the time of Investment (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization, not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause for so long as such Person continues to be a Restricted Subsidiary; and

(13)  Investments arising as a result of any Permitted Receivables Financing.

“Permitted Liens” means:

(1) Liens on the assets of the Issuer and any Guarantor securing Indebtedness Incurred under Section 4.09(b)(i) and securing any other Obligations owed to the lenders under such Indebtedness, and Hedging Obligations and cash management obligations to Persons that are (or were at the time of entry into the arrangement) lenders or Affiliates of lenders under such Indebtedness;

(2)  Liens in favor of the Issuer or any Restricted Subsidiary that is a Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;

(5) Liens securing (i) Other Pari Passu Secured Obligations, together with any Permitted Refinancing Indebtedness thereof secured by Liens permitted under clause (8) hereof, in a principal amount not to exceed $200.0 million plus 30% of After-Acquired Property Plant and Equipment at any one time outstanding (measured at the time of incurrence) and securing Obligations in respect thereof; provided that Liens securing such Other Pari Passu Secured Obligations are equal and ratable with the Liens securing the Notes and the Note Guarantees, and (ii) the Notes (other than any Additional Notes and related guarantees) and the Note Guarantees and obligations in respect thereof;

(6) Liens on the assets of the Issuer and any Restricted Subsidiary securing Indebtedness Incurred under Section 4.09(b)(xiii) and Obligations in respect thereof;

(7) Liens existing on the Issue Date (other than any Liens securing Indebtedness Incurred under Section 4.09(b)(i));

(8) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(9) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by this Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(10) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv) and Obligations in respect thereof; provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 366  days of such acquisition, construction or improvement;

(11) Liens on cash or Cash Equivalents securing Hedging Obligations of the Issuer or any of its Restricted Subsidiaries (a) that are permitted to be Incurred under this Indenture, or (b)  securing letters of credit that support such Hedging Obligations;

(12) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(13) Lien, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, letters of credit (or reimbursement obligations in respect thereof) or other similar obligations arising in the ordinary course of business;

(14) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Issuer or any of its Restricted Subsidiaries;

(15) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(17) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Subsidiary thereof on deposit with or in possession of such bank;

(18) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale Leaseback Transaction);

(19) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(20) Mechanics’, workmen’s, materialmen’s, operator’s or similar Liens arising in the ordinary course of business for sums not yet delinquent, which are not overdue for a period of more than 30 days or being contested in good faith by appropriate action;

(21) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action;

(22) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof;

(23)  Liens on pipeline or pipeline facilities which arise out of operation of law;

(24) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases, and Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other agreements which are customary in any Permitted Business;

(25) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(26)  Liens of franchisors in the ordinary course of business not securing Indebtedness;

(27) Liens incurred in the ordinary course of business not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Issuer and its Restricted Subsidiaries;

(28)  Liens on the assets of any Foreign Subsidiary;

(29)  Liens arising under any Permitted Receivables Financing; and

(30) (a) Liens (including Liens on Collateral to the extent provided herein) on crude oil supplied by Statoil pursuant to the Crude Oil Purchase Agreement with Statoil, securing Indebtedness owed to Statoil incurred or assumed for the purpose of financing all or any part of the cost of acquiring such crude oil; provided, that (i) any such Lien has attached prior to acquisition of such crude oil or attaches to such crude oil concurrently with or within 60 days after the acquisition thereof, and (ii) the principal amount of the Indebtedness secured thereby does not exceed the cost of such crude oil, and (b) the interests of E.I. DuPont de Nemours and Company (“DuPont”) under the Ground Lease between DuPont (executed by DuPont on June 29, 2005) and Western Refining Issuer, L.P. (executed by Western Refining Issuer, L.P. on June 27, 2005).

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Issuer or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors has concluded are customary and market terms fair to the Issuer and its Restricted Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Issuer or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock Issuer, trust, unincorporated organization, limited liability company or government or other entity.

“Pipelines” means, collectively Pipeline System located in New Mexico and shall also include any pipelines acquired by the Issuer or a Subsidiary after the Closing Date.

“Pipeline System” shall have the meaning set forth in Section 1.2 of the Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement (the “Mortgage Assignment”) dated July 5, 2007 made by Western Refining Pipeline Company (f/k/a Giant Pipeline Company) for the benefit of Bank of America, N.A. as Administrative Agent, and the Lenders, as defined in the Term Loan Credit Agreement and, after such Mortgage Assignment is assigned to the Collateral Trustee and modified or amended and restated as provided in Section 4.20, “Pipeline System” shall have the meaning stated in such modification or amendment and restatement.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Property” means the Refineries and Pipelines and the real estate upon which the Refineries and Pipelines are located, other real estate owned by one or more of the Issuer and the Guarantors, and the interests in real property created by easements or rights of way in favor of the Issuer or any Guarantor, together with all interests of the Issuer and its Subsidiaries in the improvements thereon, the fixtures and equipment located thereon or located elsewhere and used in the business of the Issuer or its Subsidiaries.

“Property Plant and Equipment” means the property, plant and equipment (net) of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer (determined on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to the date of determination).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” for the interest payable on any applicable Interest Payment Date means, with respect to the Fixed Rate Notes, June 1 and December 1, and with respect to Floating Rate Notes, June 1, September 1, December 1 and March 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refineries” means, collectively, the Bloomfield Refinery, the Ciniza Refinery, the El Paso Refinery and the Yorktown Refinery. The term “Refineries” and shall also include any refinery acquired by the Issuer or a Subsidiary after the Issue Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibits A- 1 and A-2 hereto, bearing the Global Note Legend, the OID Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Restricted Subsidiary.

“Replacement Assets” means (1) assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary that is a Guarantor; provided, however, if the Issuer consummates an Asset Sale of assets that are part of the Issuer’s refining business segment and which assets constitute Term and Notes Collateral, the term Replacement Asset shall mean the Replacement Assets that are used in the Issuer’s refining business segment.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend and the OID Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend and the OID Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Revolver Agent” means Administrative Agent under the Revolving Credit Agreement.

“Revolver Collateral” means the portion of the collateral as to which the Revolving Credit Agreement has a priority security interest related to the Term and Notes Obligations.

“Revolver Debt” means any Indebtedness under the Revolving Credit Agreement.

“Revolver/Term Intercreditor Agreement” means the Intercreditor Agreement, dated as of May 31, 2007 (as amended on June 20, 2008 and June 12, 2009, and as further amended, restated, supplemented or otherwise modified or replaced from time to time), among the Issuer, the other Grantors, the Term Loan Administrative Agent, Bank of America, N.A., in its capacity as administrative agent for the Revolver Lenders (as defined in such intercreditor agreement), Bank of America, N.A., in its capacity as control collateral agent for the Revolver Agent and the Term Agent (as such terms are defined in such intercreditor agreement) and the Collateral Trustee.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of May 31, 2007, by and among the Issuer, as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer and the other lenders named therein providing for up to $800.0 million in revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“San Juan” means San Juan Refinery Company, a New Mexico corporation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Subsidiary” means a Subsidiary of the Issuer

(1)  that is designated a “Securitization Subsidiary” by the Board of Directors,

(2)  that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3)  no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

(a)  is Guaranteed by the Issuer or any Restricted Subsidiary of the Issuer,

(b)  is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way, or

(c)  subjects any property or asset of the Issuer or any Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

(4)  with respect to which neither the Issuer nor any Restricted Subsidiary of the Issuer (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Security Documents” means the Collateral Trust and Intercreditor Agreement, Revolver/Term Intercreditor Agreement, and any other intercreditor agreements and one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Issuer, a Guarantor or any other Obligor creating (or purporting to create) a Lien upon the Collateral as contemplated by this Indenture and the Security Documents, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Rule 1-02(w)(1) or (2) of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Term and Notes Collateral” means the portion of the Collateral as to which the Notes have a priority security interest relative to Revolver Debt.

“Term and Notes Obligations” means, collectively, (a) the Term Loan Obligations, (b) the Notes Obligations and (c) any Obligations under Other Pari Passu Secured Obligations.

“Term and Notes Secured Parties” means (a) the Collateral Trustee, (b) the lenders under the Term Loan Credit Agreement, (c) the holders of the Notes and (d) any holders of any Other Pari Passu Secured Obligations.

“Term Collateral Account” shall have the meaning set forth in the Collateral Trust and Intercreditor Agreement.

“Term Loan Agent” means the Administrative Agent under the Term Loan Credit Agreement.

“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of May 31, 2007, by and among the Issuer, as borrower, Bank of America, N.A., as Administrative Agent and the other lenders named therein providing for up to $1,400.0 million in term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Term Loan Debt” means any Indebtedness under the Term Loan Credit Agreement.

“Term Loan Obligations” means Obligations under the Term Loan Credit Agreement.

“Total Assets” means (i) in the case of the Issuer, the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer provided to the Trustee pursuant to Section 4.03 and (ii) in the case of any Person or Persons, the total combined or consolidated assets of such Person or Persons, as of the end of the most recent fiscal quarter, (in each case determined on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to the date of determination).

“Transfer Agent” means the Person specified in Section 2.03 hereof as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes or Exchange Notes for transfer or exchange pursuant to this Indenture.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means The Bank of New York Mellon Trust Company, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibits A-1 and A-2 attached hereto, that bears the Global Note Legend and the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (i) any Securitization Subsidiary and (ii) any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.18, and any Subsidiary of such Subsidiary.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)  the then outstanding principal amount of such Indebtedness.

“Western L.P.” means Western Refining Company, L.P., a Delaware limited partnership.

“Western Southwest” means Western Refining Southwest, Inc. (f/k/a Giant Industries Arizona, Inc.), an Arizona corporation.

“Western Yorktown” means Western Refining Yorktown, Inc. (f/k/a Giant Yorktown, Inc.), a Delaware corporation and a wholly-owned Subsidiary of Western Southwest.

“Wholly-Owned” means with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Issuer and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

“Yorktown Refinery” means the refinery located in or near Yorktown, Virginia, and the land and other real estate appurtenant thereto, owned and operated by Western Yorktown.

Section 1.02           Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Agreed Order Coverage”	4.16
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14

Term	Defined in Section

“Collateral Asset Sale Offer”	4.10
“Collateral Offer Amount”	3.09
“Collateral Offer Period”	3.09
“Collateral Purchase Date”	3.09
“Collateral Excess Proceeds”	4.10
“Collateral Excess Proceeds Trigger Date”	4.10
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Trigger Date”	4.10
“Existing Mortgages”	4.20
“Legal Defeasance”	8.02
“Mortgage Closing Date”	4.20
“Mortgage Policies”	4.20
“Mortgages”	4.20
“Note Register”	2.03
“Offer Amount”	3.10
“Offer Period”	3.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.10
“Registrar”	2.03
“Restricted Payments”	4.07
“Suspended Covenants”	4.22
“Term Loan Casualty Proceeds Account”	4.16

Section 1.03           Incorporation by Reference of Trust Indenture Act

Whenever this Indenture specifically refers to a provision of the Trust Indenture Act and rules and regulations applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by the Commission rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04           Rules of Construction.

Unless the context otherwise requires:

(a)  a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)  “or” is not exclusive;

(d)  words in the singular include the plural, and in the plural include the singular;

(e)  “will” shall be interpreted to express a command;

(f)  provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.05           Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01           Form and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A-1 and A-2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibits A-1 and A-2 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)  [RESERVED]

(d)  Terms.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer or Collateral Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.14 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.09 hereof. Except as described under Article 9 hereof, the Fixed Rate Notes, including any Additional Fixed Rate Notes, and the Floating Rate Notes, including any Additional Floating Rate Notes, are two separate series of Notes under this Indenture, but shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase (except where otherwise specified). Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02           Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A-1 or A-2 , as applicable, attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order, authenticate and deliver any Additional Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated and shall certify that such issuance is in compliance with Section 4.09 of this Indenture.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03           Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints The Bank of New York Mellon Trust Company, N.A. to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.

Section 2.04           Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the

Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05           Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06           Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days (ii) there shall have occurred and be continuing a Default with respect to the Notes or (iii) under the circumstances set forth in Section 2.06(k). Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) or (e) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), and (j) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903; provided, further, that, so long as the Notes are not freely tradeable pursuant to Rule 144 by Holders who are not affiliates (as defined in Rule 144) of the Issuer where no conditions of Rule 144 are then applicable, in no event shall a beneficial interest in a Global Note be credited, or an Unrestricted Definitive Note be issued, to a Person who is an affiliate (as defined in Rule 144) of the Issuer. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C-1 or C-2, as applicable, attached hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C-1 or C-2, as applicable, attached hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:

(A)  the Registrar receives the following:
(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C-1 or C-2, as applicable, attached hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C-1 or C-2, as applicable, attached hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B-1  or B-2, as applicable, attached hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)  the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C-1 or C-2, as applicable, attached hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(A) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)  the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C-1 or C-2, as applicable, attached hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B-1 or B-2, as applicable, attached hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)  [Reserved]

(g)  Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)  Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD THEN IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE

NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii), or (j) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST ISSUER (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS

MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)  [Reserved]

(iv) OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: WESTERN REFINING, INC., 123 WEST MILLS AVENUE, SUITE 200, EL PASO, TEXAS, ATTENTION: INVESTOR RELATIONS.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)  General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 3.10, 4.10, 4.14 and 9.05 hereof).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(j) Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Issuer and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Issuer shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Issuer, and rely upon conclusively without any liability, an Officers’ Certificate and an Opinion of Counsel to the Issuer, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Issuer may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.06(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.

(k) Transfers of Securities Held by Affiliates. Notwithstanding anything to the contrary in this Section 2.06, any certificate (i) evidencing a Note that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Issuer, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Note that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering or offering pursuant to Regulation S, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Note, in each case, be in the form of a permanent Definitive Note and bear the Private Placement Legend subject to the restrictions in this Section 2.06. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06(k). The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.

Section 2.07           Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and/or the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08           Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11           Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12          Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13           CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01           Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Registrar and Paying Agent shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) if the Notes are not so listed, on a pro rata basis or by lot or by such other method as the Trustee shall deem fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Registrar and Paying Agent from the outstanding Notes not previously called for redemption or purchase.

The Registrar and Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03          Notice of Redemption.

Subject to Sections 3.09 and 3.10 hereof, the Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 13 hereof. Notices of redemption may be conditional.

The notice shall identify the Notes to be redeemed and shall state:

(a)  the redemption date;

(b)  the redemption price;

(c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)  the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and

(i) if in connection with a redemption pursuant to Section 3.07(a) or 3.07(e) hereof, any condition to such redemption.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to in writing by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(i) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

Section 3.05          Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06           Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07           Optional Redemption.

(a) At any time prior to June 15, 2012, the Issuer may redeem up to 35% of the aggregate principal amount of the Fixed Rate Notes issued under this Indenture (including any Additional Fixed Rate Notes) at a redemption price of 111.250% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Equity Offerings; provided that:

(i) at least 65% of the aggregate principal amount of the Fixed Rate Notes issued under this Indenture (including any Additional Fixed Rate Notes) remains outstanding immediately after the occurrence of such redemption (excluding Fixed Rate Notes held by the Issuer or its Affiliates); and

(ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(b)  At any time prior to June 15, 2013, the Issuer may redeem all or part of the Fixed Rate Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Fixed Rate Notes Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to the redemption date.

(c) Except pursuant to the preceding paragraphs, the Fixed Rate Notes will not be redeemable at the Issuer’s option prior to June 15, 2013.

(d) On or after June 15, 2013, the Issuer may redeem all or a part of the Fixed Rate Notes upon not less than 30 nor more than 60 days’ notice mailed by first class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the right of the Holders of Fixed Rate Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2013	105.625%
2014	102.813%
2015 and thereafter	100.000%

(e) At any time prior to December 15, 2011, the Issuer may redeem up to 35% of the aggregate principal amount of the Floating Rate Notes issued under this Indenture (including any Additional Floating Rate Notes) at a redemption price equal to the percentage that is the sum of (i) 100.000%, (ii) applicable LIBOR (subject to LIBOR floor of 3.25%) and (iii) 7.500%, of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the applicable redemption date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the net cash proceeds of one or more Equity Offerings; provided that:

(i) at least 65% of the aggregate principal amount of Floating Rate Notes issued under this Indenture (including any Additional Floating Rate Notes) remains outstanding immediately after the occurrence of such redemption (excluding Floating Rate Notes held by the Issuer or its Affiliates); and

(ii) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(f)  At any time prior to December 15, 2011, the Issuer may redeem all or part of the Floating Rate Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Floating Rate Notes Applicable Premium as of the redemption date, plus (iii) accrued and unpaid interest, if any, to the redemption date.

(g) Except pursuant to the preceding paragraphs (e) through (f), the Floating Rate Notes will not be redeemable at the Issuer’s option prior to December 15, 2011.

(h) On or after December 15, 2011, the Issuer may redeem all or a part of the Floating Rate Notes upon not less than 30 nor more than 60 days’ notice mailed by first class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the six-month and the twelve-month periods below:

Year	Percentage
12/15/2011—06/14/2012	105.000%
06/15/2012—06/14/2013	103.000%
06/15/2013—and thereafter	101.000%

(i) Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the Equity Offering or other corporate transaction.

(j) If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 hereof.

(k) The Issuer shall notify the Trustee of any Fixed Rate Notes Applicable Premium or the Floating Rate Notes Applicable Premium and the Trustee shall not be responsible for the calculation of any such applicable premium.

Section 3.08           Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to any of the Notes.

Section 3.09           Asset Sales of Collateral.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence a Collateral Asset Sale Offer, it shall follow the procedures specified below.

(b) The Collateral Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Collateral Offer Period”). No later than five Business Days after the termination of the Collateral Offer Period (the “Collateral Purchase Date”), the Issuer shall apply all Collateral Excess Proceeds (the “Collateral Offer Amount”) as specified in Section 4.10 hereof with respect to Collateral Asset Sale Offers. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Collateral Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Collateral Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Collateral Asset Sale Offer.

(d) Upon the commencement of a Collateral Asset Sale Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Collateral Asset Sale Offer. The Collateral Asset Sale Offer shall be made to all Holders of the Notes and, if the Issuer is required or so elects, the holders of the Term Loan Debt and Other Pari Passu Secured Obligations. The notice, which shall govern the terms of the Collateral Asset Sale Offer, shall state:

(i) that the Collateral Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Collateral Asset Sale Offer shall remain open;

(ii)  the Collateral Offer Amount, the purchase price and the Collateral Purchase Date;

(iii)  that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Collateral Asset Sale Offer shall cease to accrue interest after the Collateral Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to a Collateral Asset Sale Offer may elect to have Notes purchased in the minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof only;

(vi) that Holders electing to have a Note purchased pursuant to any Collateral Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Collateral Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Collateral Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes and, if applicable, the Term Loan Debt and Other Pari Passu Secured Obligations surrendered by the holders thereof exceeds the Collateral Offer Amount, the Trustee shall select the Notes and such Term Loan Debt and Other Pari Passu Secured Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Term Loan Debt and Other Pari Passu Secured Obligations (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)  On or before the Collateral Purchase Date, the Issuer shall, to the extent lawful, (1)  accept for payment, on a pro rata basis to the extent necessary, the Collateral Offer Amount of Notes or portions thereof (and Term Loan Debt and Other Pari Passu Secured Obligations, if applicable) validly tendered pursuant to the Collateral Asset Sale Offer, or if less than the Collateral Offer Amount of Notes (and Term Loan Debt and Other Pari Passu Secured Obligations, if applicable) has been tendered, all Notes (and Term Loan Debt and Other Pari Passu Secured Obligations, if applicable) tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Collateral Asset Sale Offer on or as soon as practicable after the Collateral Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

Section 3.10           Asset Sales.

(a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) as specified in Section 4.10 hereof with respect to Asset Sale Offers. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders of the Notes and, if the Issuer is so required or so elects, the holders of Term Loan Debt and Other Pari Passu Secured Obligations. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii)  that any Note not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in the minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof only;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes and, if applicable, the Term Loan Debt and Other Pari Passu Secured Obligations surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and such Term Loan Debt and Other Pari Passu Secured Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Term Loan Debt and Other Pari Passu Secured Obligations tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)  On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof (and Term Loan Debt and Other Pari Passu Secured Obligations, if applicable) validly tendered pursuant to the Asset Sale Offer or, if less than the Offer Amount of Notes (and Term Loan Debt and Other Pari Passu Secured Obligations, if applicable) has been tendered, all Notes (and Term Loan Debt and Other Pari Passu Secured Obligations, if applicable) tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.10 or Section 4.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01           Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02           Maintenance of Office or Agency.

The Issuer shall maintain in the Borough of Manhattan in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the office of the Registrar at The Bank of New York Mellon, as agent, at 101 Barclay Street, 7 East, New York, New York 10014 (or such other address as to which the Registrar may give notice to the Holders and the Issuer) as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03           Reports, Information Regarding Collateral, and Other Information.

(a) The Issuer will furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (i) and (ii) below within the time periods specified in the Commission’s rules and regulations:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

Whether or not required by the Commission, the Issuer will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Issuer agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Issuer were required to file those reports with the Commission.

In addition, the Issuer and the Guarantors shall, for so long as any Notes remain outstanding, furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For the avoidance of doubt, the Issuer shall not be required to provide any information in such filings pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X.

No failure to comply with this Section 4.03(a) will be deemed a Default until a period of 120 days has elapsed from such failure, and any failure to comply with this Section 4.03(a) shall be automatically cured when the Issuer files all required reports with the Commission.

(b) The Issuer will furnish to the Collateral Trustee, with respect to the Issuer or any Guarantor, prompt written notice of any change in such Person’s (i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal Taxpayer Identification Number. The Issuer will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Issuer also agrees promptly to notify the Collateral Trustee if any material portion of the Collateral is damaged or destroyed.

Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Issuer shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the perfection certificate required by the Security Documents or confirming that there has been no change in such information since the date of the prior delivered perfection certificate.

Section 4.04           Compliance Certificate.

(a) The Issuer and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture of which the Issuer is aware, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than twenty (20) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers’ Certificate specifying such event and what action the Issuer proposes to take with respect thereto.

Section 4.05           Taxes.

[Reserved]

Section 4.06           Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           Limitation on Restricted Payments.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Issuer or any Restricted Subsidiary or (y) to the Issuer or a Restricted Subsidiary of the Issuer);

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer held by Persons other than the Issuer or any of its Restricted Subsidiaries;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity thereof, (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or (c) any Indebtedness incurred pursuant to Section 4.09(b)(vi) ; or

(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; and

(ii) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness under Section 4.09(a) hereof; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (iii), (iv), (v), (vi), (viii), (x) and (xi) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate net cash proceeds (or the aggregate fair market value of any property or assets (such fair market value as determined in good faith reasonable judgment of the Issuer)) received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer or from the Incurrence of Indebtedness of the Issuer that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Issuer), plus

(C) with respect to Restricted Investments made by the Issuer and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting from dividends, distributions, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Note Guarantee (except to the extent any amounts are paid under such Note Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after the Issue Date.

(b) The foregoing provisions of Section 4.07(a) shall not prohibit, so long as, in the case of clauses (vii) and (xi) of this Section 4.07(b), no Default has occurred and is continuing or would be caused thereby:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(ii) the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of any class of its Capital Stock on a pro rata basis;

(iii) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Issuer or any Guarantor or of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Issuer or a substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests (other than Disqualified Stock) of the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (iii)(B) of Section 4.07(a);

(iv) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(v) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests (other than Disqualified Stock) of the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange will be excluded from clause (iii)(B) of Section 4.07(a);

(vi) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof;

(vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer held by any current or former employee or director of the Issuer (or any of its Restricted Subsidiaries) pursuant to the terms of any employee equity subscription agreement, stock option agreement, restricted stock or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year will not exceed $7.5 million (with unused amounts carried over to subsequent years);

(viii) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon conversion or exchange of securities convertible into or exchangeable for Equity Interests of the Issuer; provided that any such cash payment shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of the Issuer);

(ix)  other Restricted Payments in an aggregate amount not to exceed $75.0 million;

(x) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control or Asset Sale pursuant to a provision no more favorable to the holders thereof than those described under Sections 4.10 and 4.14 hereof, provided that, in each case, prior to the repurchase the Issuer has made an offer to purchase and repurchased all Notes that were validly tendered for payment in connection with the offer to purchase; and

(xi) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.09 hereof and payment of any redemption price or liquidation value of any such Disqualified Stock or Preferred Stock when due in accordance with its terms.

(c)  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

  Section 4.08         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Issuer or any of its Restricted Subsidiaries or pay any liabilities owed to the Issuer or any of its Restricted Subsidiaries;

(ii)  make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(iii)  transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)  However, the preceding restrictions will not apply to encumbrances or restrictions:

(i) existing under, by reason of or with respect to the Term Loan Credit Agreement, the Revolving Credit Agreement, the Security Documents, Existing Indebtedness or any other agreements in effect on the Issue Date;

(ii)  set forth in this Indenture, the Notes and the Note Guarantees;

(iii)  existing under, by reason of or with respect to applicable law;

(iv) with respect to any Person or the property or assets of a Person acquired by the Issuer or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof;

(v) set forth in any document governing any additional secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof;

(vi)  in the case of clause (iii) of Section 4.08(a):

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;

(vii) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(viii) existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(ix) existing under joint venture agreements or any Indebtedness permitted to be incurred under this Indenture and which the Board of Directors of the Issuer determines in good faith will not materially adversely affect the Issuer’s ability to make payments of principal or interest payments on the Notes;

(x)  consisting of customary restrictions pursuant to any Permitted Receivables Financing;

(xi) existing under the Crude Oil Purchase Agreement with Statoil or the Ground Lease between DuPont and a Subsidiary of the Issuer as in effect on the Issue Date; and

(xii) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (ix) of Section 4.08(b) hereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive than those prior to such amendment, modification, restatement, renewal, extension, supplement, refunding, replacement or refinancing.

Section 4.09          Limitation on Incurrence of Indebtedness.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Issuer or any Guarantor may Incur Indebtedness, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period.

(b) Section 4.09(a) shall not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)  the Incurrence by the Issuer or any Guarantor of Indebtedness under Credit Facilities (including, without limitation, the Incurrence by the Issuer and the Guarantors of Guarantees thereof) in an aggregate amount at any one time outstanding pursuant to this clause (i) not to exceed (x) the greater of (i) $800.0 million and (ii) the Borrowing Base plus (y) the principal amount of Indebtedness outstanding under the Term Loan Credit Agreement on the Issue Date immediately after the repayment of amounts thereunder from proceeds of the offering of the Notes, less, in the case of clause (y), the aggregate amount of (a) all Net Proceeds of Asset Sales applied by the Issuer or any Restricted Subsidiary thereof to repay any Indebtedness outstanding under the Term Loan Credit Agreement pursuant to Section 4.10 and (b) the net proceeds of any Subordinated Indebtedness applied to repay any Indebtedness outstanding under the Term Loan Credit Agreement;

(ii) the Incurrence of Existing Indebtedness;

(iii) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(iv) the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (iv), not to exceed the greater of (x) $200.0 million and (y) 5.0% of Total Assets at any time outstanding;

(v) the Incurrence by the Issuer or any Restricted Subsidiary of the Issuer of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or clauses (ii), (iii), (v) or (xv) of Section 4.09(b);

(vi) the Incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Issuer or any of its Restricted Subsidiaries; provided, however, that:

(A) if the Issuer or any Guarantor is the obligor on such Indebtedness and the obligee is not the Issuer or any Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor;

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the Guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be Incurred by another provision of this covenant;

(viii) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of managing interest rate, commodity price or foreign currency exchange rate risk and not for speculative purposes;

(ix) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary thereof in connection with such disposition;

(x) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xi) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof; provided that, upon the drawing upon such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(xii) the Incurrence by the Issuer of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(xiii) the Incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (xiii), not to exceed $250.0 million;

(xiv) the Incurrence by any Foreign Subsidiary of additional Indebtedness in an aggregate amount at any time outstanding not to exceed the greater of 5.0% of Total Assets of the Foreign Subsidiaries;

(xv) Indebtedness incurred in connection with an acquisition, provided that on a pro forma basis, after giving effect to the Incurrence thereof, the Issuer could Incur at least $1.00 of Indebtedness under Section 4.09(a); and

(xvi) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Credit Facilities in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee.

(c) For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) of Section 4.09(b) hereof, or is entitled to be Incurred pursuant to Section 4.09(a) hereof, the Issuer will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 4.09. In addition, any Indebtedness originally classified as Incurred pursuant to clauses (i) through (xvi) of Section 4.09(b) may later be reclassified by the Issuer such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Term Loan Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (i) of Section 4.09(b).

(d) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.09 will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(e) The Issuer will not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Issuer unless it is subordinate in right of payment to the Notes to the same extent. The Issuer will not permit any Guarantor to Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.10          Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to consummate, an Asset Sale of Term and Notes Collateral, unless:

(1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Term and Notes Collateral sold or otherwise disposed of;

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets or a combination of the foregoing. For purposes of this provision, each of the following shall be deemed cash:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or such Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Issuer or any Subsidiary of the Issuer) that are assumed by the transferee of any such assets pursuant to a written customary assignment and assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor;

(b) any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days after the date of such Asset Sale of Term and Notes Collateral (to the extent of the cash received in that conversion); and

(c) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $100 million and 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

    (3) the consideration received from such Asset Sale is concurrently added to the Term and Notes Collateral.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale of Term and Notes Collateral, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds at its option:

(1) to make capital expenditures or purchase Replacement Assets (other than current assets) (or enter into a binding agreement to make such capital expenditures or purchase such Replacement Assets); provided that (x) such expenditure or purchase is consummated within 90 days after the end of such 365 day period and (y) if such expenditure or purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Collateral Excess Proceeds (as defined below); and provided, further, however, that such assets are concurrently with their acquisition added to the Term and Notes Collateral;

(2) to (x) repay the Term Loan Debt or (y) make one or more offers to all Holders of the Notes and (if the Issuer is required or so elects), the Term Loan Debt and the Other Pari Passu Secured Obligations to purchase, on a pro rata basis, all Notes, the Term Loan Debt and such Other Pari Passu Secured Obligations pursuant to and subject to the conditions contained in this Indenture, the Term Loan Credit Agreement and in the documents governing such Other Pari Passu Secured Obligations; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (2), the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related revolving obligations (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(3) any combination of the foregoing.

Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) On the 366th day after an Asset Sale of Term and Notes Collateral or such earlier date, if any, as the Issuer determines not to apply the Net Proceeds relating to such Asset Sale of Term and Notes Collateral as set forth in clause (b) above (each such date being referred to as a “Collateral Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Collateral Excess Proceeds Trigger Date as permitted in clause (b) above (“Collateral Excess Proceeds”) will be applied by the Issuer to make an offer (a “Collateral Asset Sale Offer”) to all holders of the Notes and, if the Issuer is required or so elects, the Term Loan Debt and the Other Pari Passu Secured Obligations, to purchase the maximum principal amount of the Notes, Term Loan Debt and Other Pari Passu Secured Obligations that may be purchased out of the Collateral Excess Proceeds. The offer price in any Collateral Asset Sale Offer will be equal to 100.000% of the principal amount of the Notes and the Term Loan Debt or, in respect of such Other Pari Passu Secured Obligations and the Term Loan Debt, the price set forth in the documentation governing such Other Pari Passu Secured Obligations and the Term Loan Debt, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), and will be payable in cash.

(d) The Issuer may defer the Collateral Asset Sale Offer until there are aggregate unutilized Collateral Excess Proceeds equal to or in excess of $100.0 million resulting from one or more Asset Sales of Term and Notes Collateral, at which time the entire unutilized amount of Collateral Excess Proceeds (not only the amount in excess of $100.0 million) will be applied as provided in clause (c) above. If any Collateral Excess Proceeds remain after consummation of a Collateral Asset Sale Offer, such Collateral Excess Proceeds may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes, the Term Loan Debt and such Other Pari Passu Secured Obligations tendered into such Collateral Asset Sale Offer exceeds the amount of Collateral Excess Proceeds, then the Notes, the Term Loan Debt and the Other Pari Passu Secured Obligations so tendered will be purchased on a pro rata basis based on the principal amount of Notes, the Term Loan Debt and the Other Pari Passu Secured Obligations tendered. Upon completion of each Collateral Asset Sale Offer, the Collateral Excess Proceeds subject to such Asset Sale of Collateral will no longer be deemed to be Collateral Excess Proceeds.

(e) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (other than an Asset Sale of Term and Notes Collateral) unless:

(1) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing. For purposes of this provision, each of the following shall be deemed to be cash:

(A)  any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet) of the Issuer or such Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Issuer or any Subsidiary of the Issuer) that are assumed by the transferee of any such assets pursuant to a written customary assignment and assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor;

(B)  any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days after the date of such Asset Sale (to the extent of the cash received in that conversion); and

(C)  any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $100 million and 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(f)  Within 365 days after the receipt of any Net Proceeds from an Asset Sale under paragraph (e) above, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds at its option:

(1) to repay (x) any Indebtedness secured by a Permitted Lien (including the Credit Facilities), (y) any Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto) or (z) any Pari Passu Indebtedness, in each case other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer; provided, however, that if the Issuer or any Guarantor shall so reduce any Pari Passu Indebtedness pursuant to clause (z), the Issuer will equally and ratably reduce Indebtedness under the Notes by making an offer to all Holders of the Notes (and, if the Issuer is required to do so or otherwise elects) the Term Loan Debt and the Other Pari Passu Secured Obligations to purchase, on a pro rata basis, at a purchase price equal to 100.000% of the principal amount thereof, or, in respect of such Other Pari Passu Secured Obligations, the price set forth in the documentation governing such Other Pari Passu Secured Obligations, plus accrued and unpaid interest thereon and such offer shall be conducted pursuant to the terms and subject to the conditions set forth in this Indenture, the Term Loan Credit Agreement and the documents governing the Other Pari Passu Secured Obligations;

(2) to make capital expenditures or purchase Replacement Assets (or enter into a binding agreement to make such expenditures or purchase such Replacement Assets; provided that (x) such expenditure or purchase is consummated within 90 days after the end of such 365 day period and (y) if such expenditure or purchase is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined in clause (g) below)); or

(3) any combination of the foregoing.

Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(g) On the 366th day after an Asset Sale or such earlier date, if any, as the Issuer determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clause (f) above (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in clause (f) above (“Excess Proceeds”) shall be applied by the Issuer to make an offer (an “Asset Sale Offer”) to all

Holders of the Notes, and, if the Issuer is so required or elects, the Term Loan Debt and the Other Pari Passu Secured Obligations to purchase the maximum principal amount of Notes, the Term Loan Debt and Other Pari Passu Secured Obligations that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100.000% of the principal amount of the Notes and the Term Loan Debt, or, in respect of such Other Pari Passu Secured Obligations and the Term Loan Debt, the price set forth in the documentation governing such Other Pari Passu Secured Obligations and the Term Loan Debt, plus accrued and unpaid interest thereon, and such offer shall be conducted pursuant to the terms and subject to the conditions set forth in this Indenture, the Term Loan Credit Agreement and the documents governing the Other Pari Passu Secured Obligations.

(h) The Issuer may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $100.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $100.0 million) will be applied as provided in clause (g) above. If any Excess Proceeds remain after consummation of an Asset Sale Offer, such Excess Proceeds may be used for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes, Term Loan Debt and Other Pari Passu Secured Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, then the Notes, the Term Loan Debt and the Other Pari Passu Secured Obligations will be purchased on a pro rata basis based on the principal amount of the Notes, the Term Loan Debt and the Other Pari Passu Secured Obligations tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

Section 4.11          Transactions with Affiliates.

(a)  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless, in the case of any transaction involving payments or aggregate consideration in excess of $10.0 million:

(i) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer or any of its Restricted Subsidiaries; and

(ii) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(i)  transactions between or among the Issuer and/or its Restricted Subsidiaries;

(ii) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Issuer;

(iii)  Restricted Payments that are permitted by the provisions of this Indenture described above under Section 4.07 hereof and any Permitted Investment;

(iv) any sale of Equity Interests (other than Disqualified Stock) of the Issuer;

(v)  transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Issuer and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(vi) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries with officers and employees of the Issuer or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Issuer or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment have been approved by a majority of the disinterested members of the Board of Directors of the Issuer;

(vii)  any transaction in which the Issuer or any Restricted Subsidiary, as the case may be, obtains a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Issuer and its Restricted Subsidiaries from a financial point of view;

(viii) the entering into of a customary agreement providing registration rights to the shareholders of the Issuer and the performance of such agreements;

(ix)  (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norms; or

(x)  sales of accounts receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing.

Section 4.12          Liens.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

If the Issuer or any Restricted Subsidiary incurs any Indebtedness intended to be secured by Liens on the Collateral (and such Liens are Permitted Liens hereunder), the lenders with respect to such Indebtedness or their representative will join the Intercreditor Agreements or enter into an intercreditor agreement with the Issuer, the Guarantors and the Collateral Trustee on terms substantially similar to the Intercreditor Agreements, as determined in good faith by the Board of Directors of the Issuer.

Section 4.13          Corporate Existence.

(a) Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

(b) Upon request of the Collateral Trustee at any time after an Event of Default has occurred and is continuing, the Issuer shall, and shall cause its Restricted Subsidiaries to, (i) permit the Collateral Trustee or any advisor, auditor, consultant, attorney or representative acting for the Collateral Trustee, upon reasonable notice to the Issuer and during normal business hours, to visit and inspect any of the property of the Issuer and its Restricted Subsidiaries, to review, make extracts from and copy the books and records of the Issuer and its Restricted Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Issuer and its Restricted Subsidiaries, and (ii) deliver to the Collateral Trustee such reports, including valuations, relating to any such property or any Lien thereon as the Collateral Trustee may reasonably request. The Issuer will promptly reimburse the Trustee and Collateral Trustee for all costs and expenses incurred by the Trustee or Collateral Trustee in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Trustee.

Section 4.14          Offer to Repurchase upon Change of Control.

(a) If a Change of Control occurs, each Holder of the Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or in integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to not less than 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer (describing the transaction or transactions that constitute the Change of Control) by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:

(1)  that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)  the purchase price and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(3)  that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)  that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)  that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)  that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)  that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8)  the other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered (and the Paying Agent shall promptly remit or wire transfer to each Holder of Notes so tendered the Change of Control Payment); and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.

Section 4.15           Guarantees.

(a) If the Issuer or any of its Restricted Subsidiaries acquires or creates another Wholly-Owned Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture (in the form of Exhibit D) and a joinder agreement to the Collateral Trust and Intercreditor Agreement or enter into a substantially similar intercreditor agreement and deliver an Opinion of Counsel to the Trustee.

(b) The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Issuer under Credit Facilities that are secured by a Lien on the Collateral unless such Restricted Subsidiary (i) is a Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture (in the form of Exhibit D) providing for the Note Guarantee of the payment of the Notes by such Restricted Subsidiary, which Note Guarantee will be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness, and (ii) executes a joinder agreement to the Collateral Trust and Intercreditor Agreement or enters into a substantially similar intercreditor agreement and delivers an Opinion of Counsel to the Trustee.

(c) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)
the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Security Documents pursuant to a supplemental indenture (in the form of Exhibit D) and agreements reasonably satisfactory to the Trustee; or

(b)	such sale or other disposition or consolidation or merger complies with Section 4.10 hereof.

Section 4.16          Maintenance of Insurance.

(a)  At all times, at its expense, the Issuer shall cause to be carried and maintained with reputable insurers, insurance (including property insurance, liability insurance, business interruption insurance, and workers’ compensation insurance) of the kinds and in the amounts and with deductibles as are customarily maintained by prudent companies in similar circumstances, carrying on similar businesses or having comparable properties and reasonably acceptable to the Collateral Trustee and the Trustee.

(b) The Collateral Trustee shall be named as an additional insured and loss payee (as applicable) with respect to all insurance maintained by the Issuer on the Collateral. Upon request of the Collateral Trustee, the Issuer shall furnish to the Collateral Trustee such information relating to its property and property of its Restricted Subsidiaries and liability insurance carriers as may be reasonably requested from time to time.

(c) No provision of this Section 4.16 shall impose on the Collateral Trustee or the Trustee any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Issuer or the Guarantors, nor shall the Collateral Trustee or the Trustee be responsible for any representations or warranties made by or on behalf of the Issuer to any insurance company or underwriter. Any failure on the part of the Collateral Trustee, the Trustee or Holders to pursue or obtain the evidence of insurance required by this Section 4.16 from the Issuer or the Guarantors and/or failure of the Collateral Trustee, the Trustee or Holders to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Section 4.16; and

(d)  During the existence and continuation of an Event of Default, all insurance proceeds or condemnation proceeds received by the Issuer or any of its Subsidiaries in respect of Term and Notes Collateral shall, if so directed by the Collateral Trustee be held in the Term Collateral Account held by the Collateral Trustee for the benefit of the Holders pending application of such proceeds as permitted by the Indenture.

Section 4.17          After-Acquired Property.

(a) Promptly following the acquisition by the Issuer or any Guarantor of any material After-Acquired Property (but subject to the limitations, if applicable, under the Security Documents and clause (b) below), the Issuer or such Guarantor shall execute and deliver or procure, as applicable, such mortgages, deeds of trust, security instruments, financing statements, title insurance (for refineries) (and surveys if required by the title insurer), and certificates and Opinions of Counsel as shall be reasonably necessary to vest in the Collateral Trustee a perfected security interest or other Liens in or on such After- Acquired Property and to have such After-Acquired Property added to the Term and Notes Collateral or the Revolver Collateral, as applicable, and thereupon all provisions of this Indenture relating to the Term and Notes Collateral or the Revolver Collateral, as applicable, shall be deemed to relate to such After- Acquired Property to the same extent and with the same force and effect.

(b) Notwithstanding the foregoing, the Issuer and the Guarantors will not be required to take any steps to perfect security interests on the Collateral consisting of motor vehicles, and shall not be required to grant or perfect security interests on real property consisting of terminals, convenience stores, retail store locations or card locks, or on aircraft used for Company business. In addition, Navajo Convenient Stores Co, LLC will not be required to pledge any assets so long as the book value of its assets is less than $5.0 million. Finally, the Issuer and the Guarantors need not pledge assets or properties to the extent that, in its reasonable judgment, the cost of creating or perfecting liens thereon will be excessive in view of the benefits to be obtained by the Holders of the Notes; provided that the Issuer and

Guarantors may not rely on this provision if the Term Loan Agent makes a contrary determination under the Term Loan Credit Agreement and requires a pledge of such assets.

Section 4.18          Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer to be an Unrestricted Subsidiary; provided that:

(i)  the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Issuer or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will be deemed to be a Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07 hereof;

(ii) such Subsidiary does not hold any Liens on any property of the Issuer or any Restricted Subsidiary thereof;

(iii) the Subsidiary being so designated:

(A) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or would be permitted under Section 4.11 hereof; and

(B) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except as would be permitted under Section 4.07 hereof;

(iv) no Default or Event of Default would be in existence following such designation.

(b) Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary (x) would fail to meet any of the preceding requirements described in subclauses (A) or (B) of clause (iii) of Section 4.18(a), it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Issuer will be in Default under this Indenture.

(c) The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under Section 4.09 hereof;

(ii) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under Section 4.07 hereof;

(iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12 hereof; and

(iv) no Default or Event of Default would be in existence following such designation.

Section 4.19          Payments for Consent

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20           Real Estate.

On or prior to the Issue Date, or as reasonably practicable after the Issue Date, but in no event later than 45 days after the Issue Date (such time and date, the “Mortgage Closing Date”), the Issuer and the Guarantors will deliver to the Collateral Trustee:

(a) the favorable opinions of Andrews Kurth LLP, Montgomery & Andrews, P.A., Fennemore Craig, P.C. and McGuire Woods LLP, counsel for certain Guarantors, or other counsel reasonably acceptable to the Collateral Trustee, in form and substance reasonably satisfactory to the Collateral Trustee.

(b) modifications to or amendments and restatements of the deeds of trust, trust deeds and mortgages delivered pursuant to the Term Loan Credit Agreement (the “Existing Mortgages”) in substantially the form delivered in July 2007 in connection with the Term Loan Credit Agreement (with such changes as may be required to account for local law matters and the substitutions of the beneficiary or mortgagee thereunder) and covering the Refineries and Pipeline System and amending the first priority Lien thereon (in each case as the same may be amended from time to time, the “Mortgages”) to secure on a pari passu basis the Term Loan Obligations and the Notes Obligations under this Indenture, duly executed by the Issuer or the appropriate Subsidiary, together with:

(i)  evidence that counterparts of the Mortgages have been either (x) duly recorded on or before the Mortgage Closing Date or (y) duly executed, acknowledged and delivered in form suitable for filing or recording in all filing or recording offices that the Collateral Trustee shall deem reasonably necessary or in its reasonable judgment desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Trustee for the benefit of the Term and Notes Secured Parties, and that all filing and recording taxes and fees have been paid (including any mortgage recording taxes) (or arrangements reasonably satisfactory to the Collateral Trustee have been made for such payment), and that all other actions necessary to perfect and protect the liens secured by the Mortgages have been taken,

(ii)  fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”) in the form, with the endorsements, and in the amounts of the title insurance policies insuring the Existing Mortgages. The Mortgage Policies shall be issued by the title insurers that issued the existing policies from 2007 or, if such title insurers are unable or unwilling to issue such policies, such policies may be issued by a nationally recognized title company satisfactory to the Collateral Trustee, in either case in the form of the 2007 title policies (taking into account the additional property in El Paso Refinery and other Permitted Liens). The Mortgage Policies shall insure the Mortgages covering the Refineries and Pipeline System to be valid first and subsisting liens on the property described therein, free and clear of all defects and encumbrances, excepting only the Liens and other matters included as exceptions on such existing title policies and Permitted Liens. To the extent that the Issuer is in the position to deliver all of the items set forth in this Section 4.20 except for Mortgage Policies with the deletion of creditors’ rights exclusion, the Issuer shall deliver all such items, including the Mortgage Policies without such exclusion, and shall use all commercially reasonable efforts to deliver, no later than the Mortgage Closing Date, the Mortgage Policies with such creditors’ rights exclusion,

(iii) copies of any existing surveys of the Property, and

(iv) a certificate from the Issuer confirming that insurance complying with Section 4.16(a) is in effect.

Section 4.21          Further Assurances.

Promptly upon request by the Collateral Trustee, the Issuer shall (and shall cause any of its Subsidiaries to and each Subsidiary shall) do, execute, acknowledge, deliver, record, re-record, file, re- file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Collateral Trustee may reasonably require from time to time in order to (i) carry out more effectively the purposes of any Security Document, (ii) subject to the Liens created by any of the Security Documents any of the properties, rights or interests (other than Excluded Property) intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Trustee the rights granted or now or hereafter intended to be granted to the Collateral Trustee under the Security Documents.

Section 4.22          Limitation of Applicability of Certain Covenants if Notes Rated Investment Grade

The obligation of the Issuer and its Restricted Subsidiaries to comply with Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.18, 4.19 and 5.01 other than clause (iii) of Section 5.01(a) will be suspended (such suspended covenants, the “Suspended Covenants”) and cease to have any further effect from and after the first date when the Notes are rated Investment Grade; provided, that if the Notes cease to have an Investment Grade Rating, then, from and after such time, the obligation of the Issuer and its Restricted Subsidiaries to comply with the Suspended Covenants shall be reinstated.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Subsidiaries prior to such reinstatement shall give rise to a Default or Event of Default under this Indenture upon reinstatement; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made on or after the Issue Date will be calculated as though Section 4.07 had been in effect during the entire period after such date; and (2) all Indebtedness, Incurred, during the suspension period will be deemed to have been Incurred as Existing Indebtedness and (3) promptly, and in any event within 10 Business Days of such reinstatement, any Restricted Subsidiary that would have been required prior to such reinstatement to execute become a Guarantor (but for the suspension of such covenant) will execute such supplemental indenture required by Section 4.15.

ARTICLE 5

SUCCESSORS

Section 5.01          Merger, Consolidation or Sale of Assets.

(a) The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i) either: (A) the Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (1) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and (2) assumes all the obligations of the Issuer under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(ii) immediately after giving effect to such transaction, no Default or Event of Default exists;

(iii) immediately after giving effect to such transaction on a pro forma basis, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition will have been made will be permitted to Incur at least $1.00 of additional Indebtedness under Section 4.09(a);

(iv) each Guarantor, unless such Guarantor is the Person with which the Issuer has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer or the surviving Person in accordance with the Notes and this Indenture; and

(v)  the Issuer delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (iii) above, upon which the Trustee is entitled to rely without independent verification) and Opinion of Counsel, in each case stating that such transaction and such agreement complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

(b)  In addition, the Issuer and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person. Clauses (ii), (iii) and (iv) of Section 5.01(a) will not apply (1) to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries or (2) if, in the good faith determination of the Board of Directors, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Issuer.

(c) The foregoing shall not apply to (1) any transfer of assets by the Issuer to any Guarantor, (2) any transfer of assets among Guarantors or (3) any transfer of assets by a Restricted Subsidiary that is not a Guarantor to (x) another Restricted Subsidiary that is not a Guarantor or (y) the Issuer or any Guarantor.

Section 5.02           Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01          Events of Default and Remedies.

(a)  Each of the following is an Event of Default:

(i)   default for 30 days in the payment when due of interest on or with respect to the Notes of any series;

(ii)  default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes of any series;

(iii) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under Sections 4.10, 4.14 and 5.01;

(iv) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

(v)  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(vi) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(vii) except as permitted by this Indenture, any Note Guarantee will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, will deny or disaffirm its obligations under its Note Guarantee;

(viii) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $50.0 million (A) ceases to be in full force and effect, (B) ceases to give the Collateral Trustee, for the benefit of the Term and Notes Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Term and Notes Collateral thereunder) in favor of the Collateral Trustee, or (C) is asserted by the Issuer or any other Guarantor not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Indenture or the Collateral Trust and Intercreditor Agreement) security interest in or Lien on the Collateral covered thereby;

(ix) the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(1)  commences proceedings to be adjudicated bankrupt or insolvent;

(2)  consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

(3)  consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(4)  makes a general assignment for the benefit of its creditors; or

(5)  generally is not paying its debts as they become due;

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)  is for relief against the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuer, Guarantor or any such Restricted Subsidiaries, that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(2)  appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer, Guarantor or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(3) orders the liquidation of the Issuer, any Guarantor or any of the Issuer’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(b) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (v) under Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to such clause (v) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.02          Acceleration.

(a) If any Event of Default (other than an Event of Default specified in clause (ix) or (x) of Section 6.01(a) hereof with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Notes.

(b) Notwithstanding the foregoing, in the case of an Event of Default arising under clause (ix) or (x) of Section 6.01(a) hereof with respect to the Issuer, all outstanding Notes shall be due and payable immediately without further action or notice.

(c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders of Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Security Document.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any of the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05          Control by Majority.

Subject to the terms of the Intercreditor Agreements, the Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

Section 6.06         Limitation on Suits.

Subject to the terms of the Intercreditor Agreements and subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture, the Notes or any Security Document unless:

(1)  such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)  Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)  such Holders of the Notes have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of indemnity; and

(5)  Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control

Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of any such Holder.

Section 6.08          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(i) or (ii) with respect to any series of Notes hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and such Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding has been instituted.

Section 6.10          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12          Trustee May File Proofs of Claim.

Subject to the Intercreditor Agreements, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Subject to the Intercreditor Agreements, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13          Priorities.

Subject to the Security Documents, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i) to the Trustee, Paying Agent, Registrar, Transfer Agent, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;

(ii) to Holders of Notes for amounts due and unpaid on the Notes (of the applicable series, if only received with respect to one series) for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii) to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01          Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i)  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02          Rights of Trustee.

(a)  The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)  None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)  The Trustee shall not be deemed to have notice of or be charged with the knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)  The Trustee may from time to time request that the Issuer deliver an Officers’ Certificate setting forth the names and/or titles of officers authorized at such time to take specified actions under this Indenture.

(j)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05          Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06          Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07          Compensation and Indemnity.

The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel if (i) the Issuer shall have failed to assume the defense thereof or employed counsel reasonably satisfactory to the Trustee or (ii) the Trustee shall have been advised by such counsel that there may be one or more defenses available to it which are different from or additional to those available to the Issuer (in which case the Issuer shall not have the right to assume the defense on behalf of the Trustee). The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Notwithstanding anything contrary in Section 4.12 hereto, to secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable. As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.

Section 7.08          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 90 days prior written notice and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days prior written notice. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 7.09          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10          Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11          Preferential Collection of Claims Against Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes of either Series upon compliance with the conditions set forth below in this Article 8.

Section 8.02         Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of any series and Note Guarantees of such series on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under the Notes of such series and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)  the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust created pursuant to this Indenture referred to in Section 8.04;

(ii) the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith;

(iv) this Section 8.02; and

(v)  the Legal Defeasance provisions of this Indenture.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03          Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and clauses (iii) and (iv) of Section 5.01(a) with respect to the outstanding Notes of any series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes of such series shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii), 6.01(iv), 6.01(v), 6.01(vi), 6.01(vii) and 6.01(viii) hereof shall not constitute Events of Default.

Section 8.04          Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes of any series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, and interest due on the outstanding Notes of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default will have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

(7) if the Notes of such series are to be redeemed prior to their Stated Maturity, the Issuer must deliver to the Trustee irrevocable instructions to redeem all of the Notes of such series on the specified redemption date; and

(8) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05         Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.04 or 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes.

(a)  Notwithstanding Section 9.02 hereof, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Security Documents or the Notes without the consent of any Holder:

(i)  to cure any ambiguity, defect or inconsistency;

(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(v)  to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(vi) to comply with the provisions under Section 4.15, 12.03 and 12.06;

(vii) to evidence and provide for the acceptance of appointment by a successor Trustee;

(viii) to provide for the issuance of Additional Notes in accordance with this Indenture;

(ix) to conform the text of this Indenture, Note Guarantees or the Notes to any provision of the “Description of Notes” in the Offering Memorandum; or

(x) provide for the accession or succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement or action that is not prohibited by this Indenture, including to add any additional secured parties to the extent not prohibited by this Indenture.

Section 9.02          With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees and any Security Document with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

(b) Without the consent of each Holder of Notes of a series affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i)  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed maturity of any Note of such series or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(iii) reduce the rate of or change the time for payment of interest on any Note of such series;

(iv) waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v) make any Note of such series payable in money other than U.S. dollars;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(vii) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee with respect to such series or this Indenture, except in accordance with the terms of this Indenture;

(viii)  release all or substantially all of the Collateral from the Liens created by the Security Documents except as specifically provided for in this Indenture and the Security Documents;

(ix) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(x) amend, change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(xi)  amend or modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of any Notes or any Note Guarantee; or

(xii) make any change in the preceding amendment and waiver provisions.

Section 9.03          [Reserved].

Section 9.04          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder although it will bind a Holder of Notes transferred from any consenting Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06          Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 14.03 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

RANKING OF NOTE LIENS

Section 10.01       Relative Rights.

The Security Documents define the relative rights, as lienholders, of holders of Term and Notes Secured Parties. Nothing in this Indenture or the Security Documents will:

(a) impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium and interest on any Note in accordance with their terms or to perform any other obligation of the Issuer or any Guarantor under this Indenture, the Notes, the Note Guarantees and the Security Documents;

(b) restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Security Documents; or

(c) prevent the Trustee or any Holder from exercising against the Issuer or any Guarantor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Security Documents).

ARTICLE 11

COLLATERAL

Section 11.01       Security Documents.

The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by any Guarantor pursuant to its Note Guarantee, the payment of all other Obligations and the performance of all other obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Note Guarantees and the Security Documents are secured as provided in the Security Documents and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture.

Section 11.02       Collateral Trustee.

(a) The Collateral Trustee shall have all the rights and protections provided in the Security Documents.

(b) Subject to Section 7.01 hereof, none of the Trustee, Paying Agent, Registrar and Transfer Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, or any defect or deficiency as to any such matters.

(c) Subject to the Security Documents, the Trustee shall direct the Collateral Trustee from time to time. Subject to the Security Documents, except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Holders acknowledge that the Collateral Trustee will not be obligated:

(i)  to act upon directions purported to be delivered to it by any other Person;

(ii) to foreclose upon or otherwise enforce any Lien; or

(iii)  to take any other action whatsoever with regard to any or all of the Liens, Security Documents or Collateral.

Section 11.03       Authorization of Actions to Be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, restated, supplemented, modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Trustee to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Trustee to execute and deliver the Collateral Trust and Intercreditor Agreement and authorizes and empowers the Trustee and the Collateral Trustee to bind the Holders of Notes and other holders of Term and Notes Obligations as set forth in the Security Documents to which they are a party and the Intercreditor Agreements and to perform their obligations and exercise its rights and powers thereunder.

(b) Each Holder of Notes, by its acceptance thereof, authorizes and directs the Trustee and the Collateral Trustee to enter into one or more amendments to the Intercreditor Agreements or enter into any additional intercreditor agreement or any amendments or supplements to the Security Documents in accordance with the provisions of this Indenture, the Intercreditor Agreements and the Security Documents.

(c) At the direction of the Issuer and without the consent of the holders of the Notes, the Trustee and the Collateral Trustee shall upon direction of the Issuer (so long as not prohibited by the this Indenture) from time to time enter into one or more amendments to the Intercreditor Agreements or any additional intercreditor agreement or deed to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) increase the amount of Indebtedness or the types covered thereby that may be incurred by the Issuer or a Restricted Subsidiary that is subject thereto and to provide for Permitted Liens, (iii) add Guarantors or other parties (such as representatives of new issuances of Indebtedness) thereto, (iv) permit payments to be made to the Issuer that would not otherwise have been permitted pursuant to the terms of the Intercreditor Agreements, (v) further secure the Notes (including Additional Notes), (vi) make provision for equal and ratable pledges of the Collateral to secure Additional Notes or Other Pari Passu Secured Obligations, or (vii) make any other such change thereto that does not adversely affect the rights of the holders of the Notes in any material respect. The Issuer shall not otherwise direct the Trustee or the Collateral Trustee to enter into any amendment to the Intercreditor Agreements or, if applicable, any additional intercreditor agreement or deed, without the consent of the holders of a majority in principal amount of the outstanding Notes.

(d) Each Holder of a Note, by accepting such Note, shall be deemed to have (i) appointed and authorized the Trustee and the Collateral Trustee to give effect to such provisions in Section 11.03(c); (ii) authorized each of the Trustee and the Collateral Trustee to become a party to any future intercreditor arrangements described in this Section 11.03(c); (iii) agreed to be bound by such provisions in Section 11.03(c) and the provisions of any future intercreditor arrangements described in this Section 11.03(c); and (iv) irrevocably appointed the Trustee and the Collateral Trustee to act on its behalf to enter into and comply with such provisions in Section 11.03(c) and the provisions of any future intercreditor arrangements in this Section 11.03(c).

(e) Each of the Collateral Trustee and the Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Trustee or the Trustee under the Security Documents and, subject to the terms of the Security Documents, the Trustee is authorized and empowered to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(f) Subject to the provisions of Section 7.01, Section 7.02, and the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

(i)  foreclose upon or otherwise enforce any or all of the Term and Notes Collateral;

(ii) enforce any of the terms of the Security Documents to which the Collateral Trustee or Trustee is a party; or

(iii) collect and receive payment of any and all Obligations.

Subject to the Security Documents and at the Issuer's sole cost and expense, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Trustee to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Collateral or the Security Documents to which the Collateral Trustee or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuer's sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or the Trustee.

Section 11.04       Release of Collateral.

(a)  Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and this Indenture. In addition, the assets included in the Collateral will be automatically released from the Liens securing the Notes (and, upon the request of the Issuer pursuant to an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Collateral Trustee and the Trustee shall execute any documents indicating such release at the Issuer’s sole cost and expense) under any one or more of the following circumstances:

(1)  to enable the disposition or other use of such property or assets to the extent permitted under the Indenture;

(2)  the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture;

(3)  in the case of a Guarantor that is released from its Note Guarantee, the release of the property and assets of such Guarantor; or

(4)  as described in Article 9 hereof.

(b)  The Liens on the Collateral securing the Notes and the Note Guarantees of a series also will be released automatically upon (i) payment in full of the principal of, together with accrued and unpaid interest on, and premium, if any, on, the Notes and all other Obligations under this Indenture, the Note Guarantees and the Security Documents with respect to such series that are due and payable at or prior to the time such principal, together with accrued and unpaid interest are paid or (ii) a legal defeasance or covenant defeasance under Article 8 hereof with respect to such series or a discharge under Article 13 hereof.

For the avoidance of doubt, Sections 314(b) and 314(d) of the Trust Indenture Act Section shall not apply to this Indenture.

Section 11.05       Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee or the Collateral Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Trustee, as the case may be.

Section 11.06       Release upon Termination of the Issuer’s Obligations.

In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officers’ Certificate and Opinion of Counsel certifying that all the Obligations under this Indenture, the Notes, the Note Guarantees and the Security Documents have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Notes, the Note Guarantees, this Indenture and the Security Documents, and all such Obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article 8 or 13, the Trustee shall deliver to the

Issuer and the Collateral Trustee a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Trustee of such notice, the Collateral Trustee shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee, and the Trustee shall do or cause to be done, at the Issuer's sole cost and expense, all acts reasonably necessary to release such Lien in favor of the Trustee as soon as is reasonably practicable.

ARTICLE 12

NOTE GUARANTEES

Section 12.01       Note Guarantee.

Subject to this Article 12, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest, premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

As used in this Section 12.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 12.02       Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 12.03       Execution and Delivery.

To evidence its Note Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President, its Chief

Financial Officer, one of its Senior Vice Presidents, one of its Vice Presidents or one of its Assistant Vice Presidents.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 12.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

If required by Section 4.15 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 12, to the extent applicable.

Section 12.04       Subrogation and Subordination.

Each Guarantor will agree that until the indefeasible payment and satisfaction in full in cash of all applicable obligations under the Notes, the Note Guarantees, this Indenture and the Security Documents it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its Note Guarantee, whether by subrogation or otherwise, against either the Issuer or any other Guarantor. The Issuer and each Guarantor will agree that all Indebtedness and other monetary obligations owed by it to the Issuer or any Restricted Subsidiary of the Issuer shall be fully subordinated to the indefeasible payment in full in cash of the obligations with respect to the Notes, the Note Guarantees, this Indenture and the Security Documents.

Section 12.05       Benefits Acknowledged

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 12.06       Release of Note Guarantees.

The Note Guarantee of a Guarantor will be released:

(1)	if the Guarantor ceases to be a Restricted Subsidiary in a transaction permitted under this Indenture, including through the disposition of Capital Stock of such Guarantor;

(2)	if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture; or

(3)
solely in the case of a Note Guarantee created pursuant to Section 4.15(b), upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.15(b), except a discharge or release by or as a result of payment under such Guarantee.

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01        Satisfaction and Discharge.

   (a) This Indenture and the Security Documents will be discharged and will cease to be of further effect as to all Notes of a series issued thereunder, when:

   (i)  either:

(A)  all Notes of a series that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(B)  all Notes of a series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(ii)  no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(iii) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

   (b)  In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 13.02       Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 14

MISCELLANEOUS

Section 14.01       Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

c/o Western Refining Inc.
123 W. Mills Avenue
Suite 200
El Paso, Texas 79901
Fax No.:  (915) 534-1400
Attention:  General Counsel

If to the Trustee, Registrar, Paying Agent and/or Transfer Agent:
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Fax No.: 713-483-6954
Attention: Corporate Trust Services (re: Western Refining, Inc. – Senior Secured Notes)

The Issuer, any Guarantor, or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.02         Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 14.03         Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(b) An Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(c) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.04        Statements Required in Certificate or Opinion .

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.05        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.06        No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08        Governing Law.

THIS INDENTURE, THE NOTES, NOTE GUARANTEES, AND THE SECURITY DOCUMENTS (EXCEPT REAL PROPERTY MORTGAGES) WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.09        Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.10        Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 14.11        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.12        Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 12.06 hereof.  The provisions of this Indenture hereof referring to the Collateral Trustee shall inure to the benefit of the Collateral Trustee.

Section 14.13        Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.14        Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.15        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.16        USA Patriot Act
.
The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

[Signatures on following pages]

WESTERN REFINING, INC.

By:	/s/ Jeff A. Stevens
	Name:	Jeff A. Stevens
	Title:	President and Chief Operating Officer

Signature Page to Indenture

WESTERN REFINING COMPANY, L.P. as Guarantor

By:	Western Refining GP, LLC
Its General Partner

	By:	/s/ Lowry Barfield
	Name:	Lowry Barfield
	Title:	Senior Vice President – Legal, General Counsel, and Secretary

ASCARATE GROUP, LLC as Guarantor

By:	Western Refining Company, L.P.
Its sole member

	By:	Western Refining GP, LLC
Its General Partner

	By:	/s/ Lowry Barfield
	Name:	Lowry Barfield
	Title:	Senior Vice President – Legal, General Counsel, and Secretary

WESTERN REFINING LP, LLC
as Guarantor

By:	/s/ Joan L. Yori
Name:	Joan L. Yori
Title:	President, Treasurer and Secretary

Signature Page to the Indenture

CINIZA PRODUCTION COMPANY
DIAL OIL CO.
EMPIRE OIL CO.
GIANT FOUR CORNERS, INC.
GIANT INDUSTRIES, INC.
GIANT STOP-N-GO OF NEW MEXICO, INC.
SAN JUAN REFINING COMPANY
WESTERN REFINING PIPELINE COMPANY
WESTERN REFINING GP, LLC
WESTERN REFINING SOUTHWEST, INC.
WESTERN REFINING TERMINALS, INC.
WESTERN REFINING WHOLESALE, INC.
WESTERN REFINING YORKTOWN HOLDING COMPANY
WESTERN REFINING YORKTOWN, INC.,

as Guarantors

By:	/s/ Lowry Barfield
	Name:	Lowry Barfield
	Title:	Senior Vice President – Legal, General Counsel, and Secretary

Signature Page to Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Rafael Martinez
	Name:	Rafael Martinez
	Title:	Assistant Treasurer

Signature Page to Indenture	Senior Secured Notes

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Paying Agent, Registrar and Transfer Agent

By:	/s/ Rafael Martinez
	Name:	Rafael Martinez
	Title:	Assistant Treasurer

Signature Page to Indenture	Senior Secured Notes

SCHEDULE I

Guarantors

Ascarate Group, LLC
Ciniza Production Company
Western Refining LP, LLC
Western Refining Wholesale, Inc.
Dial Oil Co.
Empire Oil Co.
Giant Four Corners, Inc.
Giant Industries, Inc.
Giant Stop-N-Go of New Mexico, Inc.
San Juan Refining Company
Western Refining GP, LLC
Western Refining Company, L.P.
Western Refining Pipeline Company
Western Refining Southwest, Inc.
Western Refining Yorktown Holding Company
Western Refining Yorktown, Inc.
Western Refining Terminals, Inc.

A-2-1

EXHIBIT A-1

FORM OF FIXED RATE NOTE

[Face of Fixed Rate Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

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CUSIP  [                      ]

    ISIN  [                                 ]1

[RULE 144A][REGULATION S] GLOBAL NOTE
11.250% Senior Secured Notes due 2017

No. ___	[$______________]

WESTERN REFINING, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on June 15, 2017.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

[1]	Rule 144A Note CUSIP: 959319 AA2
Rule 144A Note ISIN: US959319AA27
Regulation S Note CUSIP: U95562 AA9
Regulation S Note ISIN: USU95562AA92

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IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:  [•]

WESTERN REFINING, INC.

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:  June 12, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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[Back of Fixed Rate Note]

11.250% Senior Secured Notes due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           INTEREST.  Western Refining Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at 11.250% per annum from June 12, 2009 until maturity.  The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be December 15, 2009.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.           METHOD OF PAYMENT.  The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Holders must surrender the Notes to the Paying Agent to collect the principal.  All payments with respect to the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.

4.           INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of June 12, 2009 (the “Indenture”), among Western Refining, Inc., the Guarantors named therein, the Trustee and the Paying Agent, Registrar and Transfer Agent.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 11.250% Senior Secured Notes due 2017.  The Issuer shall be entitled to issue Additional Fixed Rate Notes pursuant to Sections 2.01 and 4.09 of the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

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5.           OPTIONAL REDEMPTION.

(a)           Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to June 15, 2013.

(b)           At any time prior to June 15, 2013, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Fixed Rate Notes Applicable Premium (as defined in the Indenture) as of the date of redemption, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)           On and after June 15, 2013, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

Year	Percentage
2013	105.625%
2014	102.813%
2015 and thereafter	100.000%

(d)           In addition, at any time prior to June 15, 2012, the Issuer may redeem up to 35% of the aggregate principal amount of the Fixed Rate Notes (including any Additional Fixed Rate Notes) at a redemption price equal to 111.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the Fixed Rate Notes issued under the Indenture (including any Additional Fixed Rate Notes) remains outstanding immediately after the occurrence of each such redemption (excluding any Fixed Rate Notes held by the Issuer or its Affiliates); provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(e)           Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

(f)           If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(g)           Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.           MANDATORY REDEMPTION.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

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7.           NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8.           OFFERS TO REPURCHASE.

(a)           If a Change of Control occurs, each Holder of the Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to not less than 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control).  The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b)           In accordance with Section 4.10 of the Indenture, the Issuer will be required to offer to purchase the Notes upon certain asset sales.

9.           SECURITY FOR THE NOTES.  The Notes and the Note Guarantees will be secured on a first-priority basis by the Term and Notes Collateral and on a second-priority basis by the Revolver Collateral as provided in the Indenture and the Security Documents.

10.           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

11.           PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

12.           AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

13.           DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority

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in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  As set forth in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

14.           AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15.           GOVERNING LAW.  THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.           CUSIP/ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuer at the following address:

Western Refining Inc.
123 W. Mills Avenue
Suite 200
El Paso, Texas 79901
Fax No.:  (915) 534-1400
Attention:  General Counsel

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ASSIGNMENT FORM

To assign this Note, fill in the form below:___

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[   ] Section 4.10                                [   ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________.  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Registrar

__________________
*This schedule should be included only if the Note is issued in global form.

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EXHIBIT A-2
FORM OF FLOATING RATE NOTE

[Face of Floating Rate Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable, pursuant to the provisions of the Indenture]

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CUSIP  [                      ]

    ISIN  [                                 ]2

[RULE 144A][REGULATION S] GLOBAL NOTE
Senior Secured Floating Rate Notes due 2014
No. ___ [$______________]

WESTERN REFINING, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on June 15, 2014.

Interest Payment Dates:  March 15, June 15, September 15 and December 15

Record Dates:  March 1, June 1, September 1 and December 1

[2]	Rule 144A Note CUSIP: 959319 AD6
Rule 144A Note ISIN: US959319AD65
Regulation S Note CUSIP: U95562 AB7
Regulation S Note ISIN: USU95562AB75

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IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:  [•]
WESTERN REFINING, INC.

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:  June 12, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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[Back of Floating Rate Note]

Senior Secured Floating Rate Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           INTEREST.  Western Refining Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note quarterly, in arrears, at the rate per annum, reset quarterly, equal to the three month LIBOR (as defined below) plus 7.50% (the “Calculated Interest Rate”), which Calculated Interest Rate shall be subject to the adjustment set below.  The Issuer shall pay interest quarterly on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be September 15, 2009.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of a 360-day year based on the actual number of days elapsed.

“LIBOR” means, with respect to an Interest Period, the greater of (a) 3.25% or (b) the interest rate determined by the Calculation Agent as follows:

(1) the arithmetic mean of the offered rates for deposits in U.S. dollars for the three-month period that appear on “Reuters Page LIBOR 01” (or if such page by its terms provides for a single rate, such single rate) at approximately 11:00 a.m., London time, on the date that is two (2) Business Days before the interest determination date. “Reuters Page LIBOR 01” means the display page designated as “LIBOR 01” on the Reuters service for the purpose of displaying London interbank offered rates of major banks, or any successor page on the Reuters service selected by the Issuer with the consent of the Calculation Agent, or if the Issuer determines that no such successor service exists on Reuters, an equivalent page on any successor service selected by the Issuer with the consent of the Calculation Agent; or

(2) If a rate cannot be determined under clause (1) above, the Calculation Agent shall determine LIBOR on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent after consulting with the Issuer) at approximately 11:00 a.m., London time, on the date that is two (2) Business Days before the interest determination date to prime banks in the London interbank market for a period of three months in principal amounts of at least $1,000,000, which rates are representative for single transactions in such market at such time. In such case, the Calculation Agent shall request the principal London office of each such major bank to provide a quotation of that rate. If at least two such quotations are provided, LIBOR for the applicable interest reset date will be the arithmetic mean of the quotations. If fewer than two such quotations are provided as requested, LIBOR for the applicable interest reset date shall be the arithmetic mean of the rates quoted by three major banks in New York City, New York (selected by the Calculation Agent after consulting with the Issuer) at approximately 11:00 a.m. New York time, on the date that is two (2) Business Days before the interest determination date for the applicable interest reset date for loans in U.S. dollars to leading banks for a period of three months commencing on such interest reset date and in a principal amount equal to an amount not less than $1,000,000, which rates are representative for

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single transactions in such market at such time. If fewer than three quotations are provided as requested, LIBOR for the following Interest Period shall be the same as the rate determined for the then-current Interest Period.

As used herein, “Interest Period” means the period commencing on and including the Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include September 15, 2009.

All percentages resulting from the calculation of the interest rate with respect to the Notes shall be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionth of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or ..0987655) and 9.876544% (or 0.9876544) would be rounded to 9.87654% (or 0.987654), and all dollar amounts in or resulting from any such calculation shall be rounded to the nearest cent (with one-half cent being rounded upward)).

Promptly upon determination, the Calculation Agent shall inform the Trustee and the Issuer of the interest rate for the next Interest Period.  The Calculation Agent shall also, upon the request of the Holder of any Notes, provide the interest rate in effect for the then-current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.  All calculations made by the Calculation Agent in the absence of willful misconduct, bad faith or manifest error will be conclusive for all purpose and binding on the Issuer and the Holders of the Notes.

All interest rate on the Floating Rate Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

2.           METHOD OF PAYMENT.  The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Holders must surrender the Notes to the Paying Agent to collect the principal.  All payments with respect to the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.           PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon Trust Company, N.A. will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.

4.           INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of June 12, 2009 (the “Indenture”), among Western Refining, Inc., the Guarantors named therein, the Trustee and the Paying Agent, Registrar and Transfer Agent.  This Note is one of a duly authorized issue of notes of the Issuer designated as its Senior Secured Floating Rate Notes due 2014.  The Issuer shall be entitled to issue Additional Floating Rate Notes pursuant to Sections 2.01 and 4.09 of the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Notes are subject to all such

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terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.           OPTIONAL REDEMPTION.

(a)           Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to December 15, 2011.

(b)           At any time prior to December 15, 2011, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Floating Rate Notes Applicable Premium (as defined in the Indenture) as of the date of Redemption, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)           On and after December 15, 2011, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the six-month and the twelve month periods indicated below:

Year	Percentage
December 15, 2011 to June 14, 2012	105.000%
June 15, 2012 to June 14, 2013	103.000%
June 15, 2013 and thereafter	101.000%

(d)           In addition, at any time prior to December 15, 2011, the Issuer may redeem up to 35% of the aggregate principal amount of the Floating Rate Notes (including any Additional Floating Rate Notes) at a redemption price equal to the percentage that is the sum of (i) 100.00%, (ii) the applicable LIBOR and (iii) 7.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the Floating Rate Notes issued under the Indenture (including any Additional Floating Rate Notes) remains outstanding immediately after the occurrence of each such redemption (excluding any Floating Rate Notes held by the Issuer or its Affiliates); provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(e)           Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

(f)           If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

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(g)          Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6.           MANDATORY REDEMPTION.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.           NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8.           OFFERS TO REPURCHASE.

(a)           If a Change of Control occurs, each Holder of the Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or in integral multiples of $1,000 in excess thereof) of that Holder’s Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to not less than 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control).  The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b)           In accordance with Section 4.10 of the Indenture, the Issuer will be required to offer to purchase the Notes upon certain asset sales.

9.           SECURITY FOR THE NOTES.  The Notes and the Note Guarantees will be secured on a first-priority basis by the Term and Notes Collateral and on a second-priority basis by the Revolver Collateral as provided in the Indenture and the Security Documents.

10.         DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

11.         PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

12.         AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

13.         DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal,

A-2-8

premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  As set forth in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

14.         AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15.         GOVERNING LAW.  THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.         CUSIP/ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuer at the following address:

Western Refining Inc.
123 W. Mills Avenue
Suite 200
El Paso, Texas 79901
Fax No.:  (915) 534-1400
Attention:  General Counsel

A-2-9

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[   ] Section 4.10                                [   ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________.  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Registrar

__________________
*This schedule should be included only if the Note is issued in global form.

A-2-12

EXHIBIT B-1

FORM OF CERTIFICATE OF TRANSFER FOR 11.250% SENIOR SECURED NOTES

Western Refining Inc.
123 W. Mills Avenue
Suite 200
El Paso, Texas 79901
Fax No.:  (915) 534-1400
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Fax No.: 713-483-6954
Attention: Corporate Trust Services (re: Western Refining, Inc. – Senior Secured Notes)

Re:  11.250% Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of June 12, 2009 (the “Indenture”), among Western Refining, Inc., the Guarantors named therein, the Trustee and the Paying Agent, Registrar and Transfer Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Fixed Rate Note[s] or interest in such Fixed Rate Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Fixed Rate Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.           [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.           [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf

B-1

reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.           [  ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           [  ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           [  ] such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)           [  ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.           [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)           [  ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           [  ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of

B-2

the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           [  ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

5.           [  ] CHECK IF TRANSFEROR IS AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.

6.           [  ] CHECK IF TRANSFEREE IS AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.

B-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           [  ] a beneficial interest in the:

(i)           [  ] 144A Global Note (CUSIP 959319 AA2), or

(ii)           [  ] Regulation S Global Note (CUSIP U95562 AA9), or

(b)           [  ] a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           [  ] a beneficial interest in the:

(i)           [  ] 144A Global Note (CUSIP 959319 AA2), or

(ii)          [  ] Regulation S Global Note (CUSIP U95562 AA9), or

(iii)         [  ] Unrestricted Global Note (CUSIP [            ]); or

(b)           [  ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

B-5

EXHIBIT B-2

FORM OF CERTIFICATE OF TRANSFER FOR SENIOR SECURED FLOATING RATE NOTE

Western Refining Inc.
123 W. Mills Avenue
Suite 200
El Paso, Texas 79901
Fax No.:  (915) 534-1400
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Fax No.: 713-483-6954
Attention: Corporate Trust Services (re: Western Refining, Inc. – Senior Secured Notes)

Re:  Senior Secured Floating Rate Notes due 2014

Reference is hereby made to the Indenture, dated as of June 12, 2009 (the “Indenture”), among Western Refining, Inc., the Guarantors named therein, the Trustee and the Paying Agent, Registrar and Transfer Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Floating Rate Note[s] or interest in such Floating Rate Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Floating Rate Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.           [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.           [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.           [  ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           [  ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           [  ] such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)           [  ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.           [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)           [  ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           [  ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           [  ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

5.           [  ] CHECK IF TRANSFEROR IS AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.

6.           [  ] CHECK IF TRANSFEREE IS AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           [  ] a beneficial interest in the:

(i)           [  ] 144A Global Note (CUSIP 959319 AD6), or

(ii)          [  ] Regulation S Global Note (CUSIP U95562 AB7), or

(b)           [  ] a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           [  ] a beneficial interest in the:

(i)           [  ] 144A Global Note (CUSIP 959319 AD6), or

(ii)          [  ] Regulation S Global Note (CUSIP U95562 AB7), or

(iii)         [  ] Unrestricted Global Note (CUSIP [            ]); or

(b)           [  ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C-1

FORM OF CERTIFICATE OF EXCHANGE FOR 11.250% SENIOR SECURED NOTE

Western Refining Inc.
123 W. Mills Avenue
Suite 200
El Paso, Texas 79901
Fax No.:  (915) 534-1400
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Fax No.: 713-483-6954
Attention: Corporate Trust Services (re: Western Refining, Inc. – Senior Secured Notes)

Re:  11.250% Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of June 12, 2009 (the “Indenture”), among Western Refining, Inc., the Guarantors named therein, the Trustee and the Paying Agent, Registrar and Transfer Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Fixed Rate Note[s] or interest in such Fixed Rate Note[s] specified herein, in the principal amount of $__________ in such Fixed Rate Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1)           EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)           [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

b)           [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

c)           [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

d)           [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

2)           EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)           [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)           [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  [   ] 144A Global Note  [   ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3)           [  ] CHECK IF OWNER IS AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.

4)           [  ] CHECK IF OWNER IS EXCHANGING THIS FIXED RATE NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT C-2

FORM OF CERTIFICATE OF EXCHANGE FOR SENIOR SECURED FLOATING RATE NOTE

Western Refining Inc.
123 W. Mills Avenue
Suite 200
El Paso, Texas 79901
Fax No.:  (915) 534-1400
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Fax No.: 713-483-6954
Attention: Corporate Trust Services (re: Western Refining, Inc. – Senior Secured Notes)

Re:  Senior Secured Floating Rate Notes due 2014

Reference is hereby made to the Indenture, dated as of June 12, 2009 (the “Indenture”), among Western Refining, Inc., the Guarantors named therein, the Trustee and the Paying Agent, Registrar and Transfer Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Floating Rate Note[s] or interest in such Floating Rate Note[s] specified herein, in the principal amount of $__________ in such Floating Rate Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1)           EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)           [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

b)           [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

c)           [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

d)           [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

2)           EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)           [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)           [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  [   ] 144A Global Note  [   ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3)           [  ] CHECK IF OWNER IS AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.

4)           [  ] CHECK IF OWNER IS EXCHANGING THIS FLOATING RATE NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Western Refining, Inc., a Delaware Corporation (the “Issuer”), ____________________, as trustee (the “Trustee”) and ____________________, as Paying Agent, Registrar and Transfer Agent

W I T N E S S E T H

WHEREAS, each of Western Refining Inc. and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 12, 2009, providing for the issuance of an unlimited aggregate principal amount of 11.250% Senior Secured Notes due 2017 and Senior Secured Floating Rate Notes due 2014 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees as follows:

(a)           Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Paying Agent, the Registrar and the Transfer Agent and their successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

               (i)the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately.  This is a guarantee of payment and not a guarantee of collection.

(b)           The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)           The following is hereby waived:  diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d)           This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)           The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)           As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Note Guarantee.

(h)           The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

(i)           Pursuant to Section 12.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 12 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

(j)           This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Note Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k)           In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)           Each payment to be made by the Guaranteeing Subsidiary in respect of this Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3)           Execution and Delivery.  The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.

(4)           Releases.  The Note Guarantee of a Guarantor will be released:

(a)           if the Guarantor ceases to be a Restricted Subsidiary in a transaction permitted under the Indenture, including through the disposition of Capital Stock of such Guarantor;

(b)           if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture; or

(c)           solely in the case of a Note Guarantee created pursuant to Section 4.15(b) of the Indenture, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.15(b) of the Indenture, except a discharge or release by or as a result of payment under such Guarantee.

 (5)           No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(6)           Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(7)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(8)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(9)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(10)           Subrogation.  The Guaranteeing Subsidiary will agree that until the indefeasible payment and satisfaction in full in cash of all applicable obligations under the Notes, the Note Guarantees, the Indenture and the Security Documents, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its Note Guarantee, whether by subrogation or otherwise, against either the Issuer or any other Guarantor.  The Issuer and the Guaranteeing Subsidiary agree that all Indebtedness and other monetary obligations owed by it to the Issuer or any Restricted Subsidiary of the Issuer shall be fully subordinated to the indefeasible payment in full in cash of the obligations with respect to the Notes, the Note Guarantees, the Indenture and the Security Documents.

(11)           Benefits Acknowledged.  The Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(12)           Successors.  All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[•], as Trustee

By:
Name:
Title:

[•], as Paying Agent, Registrar and Transfer Agent

By:	[•]

By:
Name:
Title:

By:
Name:
Title: